UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2013 (February 13, 2013)

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.

As previously disclosed, effective upon the closing of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of January 16, 2012, by and among Denver Parent Corporation, Denver Merger Sub Corporation (“Merger Sub”), Venoco, Inc. (the “Company”) and Timothy M. Marquez, the bylaws of Merger Sub became the bylaws of the Company. The Merger was completed in October 2012.  On February 13, 2013, the Company’s board of directors amended the Company’s bylaws to be consistent with the Company’s bylaws as in effect prior to the completion of the Merger. Also on February 13, 2013, the board of directors set May 8, 2013 as the date of the Company’s annual meeting of stockholders.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Venoco, Inc. filed on September 5, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 14, 2013

VENOCO, INC.

By:	/s/ Edward J. O’Donnell
Name:	Edward J. O’Donnell
Title:	Chief Executive Officer